December 19, 1997





Ultimate Electronics, Inc.
321-A W. 84th Avenue
Thornton, Colorado 80221


            Re: Sale of Common Stock Pursuant to Registration Statement on Form S-8 Covering the Ultimate Electronics, Inc. Equity Incentive Plan (the "PLAN")

Ladies and Gentlemen :

            We have acted as counsel to Ultimate Electronics, Inc. (the "Company") in connection with the registration by the Company of 750,000 shares of Common Stock, $.01 par value (the "Shares"), described in the Registration Statement on Form S-8 of the Company being filed with the Securities and Exchange Commission concurrently herewith.

            In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) minutes and records of the corporate proceedings of the Company with respect to the adoption of the Plan and the authorization of the issuance of Shares thereunder, and (ii) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

            Based upon the foregoing examination, we are of the opinion that, assuming the Shares are issued and sold as contemplated by the Registration Statement and in accordance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and nonassessable shares of capital stock of the Company.



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Ultimate Electronics, Inc.
December 19, 1997
Page 2




            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,


                                         Davis, Graham & Stubbs LLP
                                         DAVIS, GRAHAM & STUBBS LLP